UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 9, 2023

Airspan Networks Holdings Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39679	85-2642786
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Yamato Road, Suite 310, Boca Raton, FL 33431
(Address of Principal Executive Offices) (Zip Code)

(561) 893-8670
(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	MIMO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 14, 2023 (the “Effective Date”), Airspan Networks Holdings Inc. (f/k/a New Beginnings Acquisition Corp.), a Delaware corporation (the “Company”), entered into the Limited Waiver and Consent, Third Amendment and Restatement of Credit Agreement and Reaffirmation of Loan Documents (the “Third Amendment and Restatement Agreement”) among the Company, as Holdings (in such capacity, “Holdings”), Airspan Networks Inc., a Delaware corporation (“ANI”), as the Borrower (in such capacity, the “Borrower”), certain subsidiaries of the Company, as guarantors, the lenders party thereto (collectively, the “Lenders”) and DBFIP ANI LLC, as administrative agent and collateral agent (together with is successors and assigns in such capacities, the “Agent”). The Third Amendment and Restatement Agreement by its terms amended and restated the Second Amended and Restated Credit Agreement, dated May 18, 2023 (as further amended, amended and restated, restated, supplemented or otherwise modified from time to time prior to the Effective Date, the “Second A&R Credit Agreement”), among Holdings, the Borrower, the Agent and certain Lenders and guarantors party thereto, and replaced the Second A&R Credit Agreement in its entirety with the Third Amended and Restated Credit Agreement (the “Third A&R Credit Agreement”) among Holdings, the Borrower, the Agent and certain subsidiaries of the Company, as guarantors, the Lenders party thereto, and the Agent.

Pursuant to the Third Amendment and Restatement Agreement, the parties thereto agreed to, among other things, (i) waive certain existing events of default under the A&R Credit Agreement in the limited manner set forth therein, (ii) establish new delayed draw term loan commitments in the aggregate amount of $5 million, (iii) establish certain new covenants, and (iv) impose the Third Restatement Fee (as defined in the Third Amendment and Restatement Agreement), which is capitalized on a pro rata basis in connection with each advance of Third Restatement Delayed Draw Term Loans (as defined below).

The Third A&R Credit Agreement establishes a new delayed draw term loan commitment of $5 million (the “Third Restatement Delayed Draw Term Loan”), which will accrue interest at a variable rate per annum equal to either the Base Rate (as defined in the Third A&R Credit Agreement) or the Adjusted Term SOFR (as defined in the Third A&R Credit Agreement), plus between 9.00% and 14.00% per annum, which shall be calculated based on the applicable Net EBITDA Leverage Ratio (as defined in the Third A&R Credit Agreement). The Third Restatement Delayed Draw Term Loan is scheduled to mature on December 30, 2024. The Borrower may prepay the loans under the Third A&R Credit Agreement, subject to a prepayment penalty of between 0.00% to 5.00% of the principal amount prepaid, depending on the timing of the prepayment. The Borrower is subject to certain affirmative and negative covenants under the Third A&R Credit Agreement, including (i) that the special committee of the Company’s board of directors (the “Special Committee”) has been reconstituted to consist of Thomas S. Huseby, Michael Flynn and an independent director to be designated by the Agent, with authority to, among other things, review, evaluate and recommend a restructuring transaction to the Company’s board of directors and (ii) satisfaction of certain performance milestones relating to restructuring the Company’s business operations and raising additional capital.

In connection with the Third A&R Credit Agreement, the Company modified the terms of its Senior Secured Convertible Note Purchase and Guarantee Agreement, dated July 30, 2021 (as further amended, amended and restated, restated, supplemented or otherwise modified from time to time prior to the Effective Date, the “Note Purchase Agreement”) pursuant to the Limited Waiver and Consent, Fourth Amendment to Senior Secured Convertible Note Purchase and Guarantee Agreement and Reaffirmation of Note Documents, dated the Effective Date (the “NPA Amendment”), among the Company, ANI, certain of its subsidiaries as guarantors, the purchasers party thereto and the administrative and collateral agent. The Note Purchase Agreement (as amended by the NPA Amendment) and the Convertible Notes were modified to, among other things, waive certain existing events of default under the Note Purchase Agreement in the limited manner set forth therein and establish certain new covenants consistent with the new covenants under the Third A&R Credit Agreement.

The foregoing descriptions of the Third Amendment and Restatement Agreement and the NPA Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of these documents, which are filed as exhibits 10.1 and 10.2, respectively, hereto and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above in Item 1.01 is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On November 9, 2023, Divya Seshamani resigned from the board of directors of the Company, effective immediately. Ms. Seshamani’s resignation was not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company thanks Ms. Seshamani for her service to the Company.

Appointment of Director

On November 13, 2023, Marc Heimowitz was appointed as an independent member of the board of directors of the Company. Mr. Heimowitz was also appointed to serve on the Special Committee. Pursuant to a letter agreement between the Company and Mr. Heimowitz (the “Letter Agreement”), the Company has agreed to pay Mr. Heimowitz monthly cash compensation of $22,500 for a minimum of five months. If his service ends prior to five months, Mr. Heimowitz will be entitled to a lump sum payment of $112,500, less any amounts already paid.

Pursuant to the Letter Agreement, Mr. Heimowitz will also be entitled to reimbursement of expenses and certain indemnification protections.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to Letter Agreement, which will be filed an exhibit to the Company’s Form 10-K for the year ended December 31, 2023.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Limited Waiver and Consent, Third Amendment and Restatement of Credit Agreement and Reaffirmation of Loan Documents, dated November 14, 2023, among Airspan Networks Inc., Airspan Networks Holdings Inc., certain of its subsidiaries, as guarantors, the lenders party thereto and DBFIP ANI LLC, as administrative agent and collateral agent
10.2	Limited Waiver and Consent, Fourth Amendment to Senior Secured Convertible Note Purchase and Guarantee Agreement and Reaffirmation of Note Documents, dated November 14, 2023, among Airspan Networks Inc., Airspan Networks Holdings Inc., certain of its subsidiaries, as guarantors, the purchasers party thereto and DBFIP ANI LLC, as agent, collateral agent and trustee
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 16, 2023	Airspan Networks Holdings Inc.

	By:	/s/ David Brant
David Brant
Senior Vice President, Chief Financial Officer, Treasurer and Secretary

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